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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 4, 2005

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                         OIL STATES INTERNATIONAL, INC.
             (Exact name of registrant as Specified in its Charter)

               Delaware                     1-16337             76-0476605
    (State or other jurisdiction       (Commission File      (I.R.S. Employer
  of incorporation or organization)         Number)        Identification No.)

                               Three Allen Center
                           333 Clay Street, Suite 4620
                              Houston, Texas 77002
              (Address and zip code of principal executive offices)

       Registrant's telephone number, including area code: (713) 652-0582

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01   REGULATION FD DISCLOSURE.

        Additional information relating to the information disclosed in Item
8.01 was included in the Company's press release dated May 4, 2005 and which is attached hereto as Exhibit 99.1

ITEM 8.01.  OTHER EVENTS.

        On May 4, 2005, but effective as of May 1, 2005, Oil States International, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiaries entered into agreements to purchase all of the stock of Stinger Wellhead Protection, Incorporated and its affiliate Stinger Service and Supply, Ltd. (collectively, "Stinger") and to separately acquire intellectual property relating to Stinger for total consideration of $83.1 million. Also on May 4, 2005, the Company entered into an exclusive letter of intent to purchase international operations related to Stinger for total additional consideration of approximately $6.9 million, and the transactions related to such letter of intent are expected to close on or about June 1, 2005.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 9, 2005

                                              OIL STATES INTERNATIONAL, INC.

                                              By:    /s/ Cindy B. Taylor
                                                     ---------------------------
                                              Name:  Cindy B. Taylor
                                              Title: Senior Vice President

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                                INDEX TO EXHIBITS
Exhibit
Number    Description of Document
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99.1      Press Release dated May 4, 2005